EXHIBIT 10.7

SUPPLEMENT

to the

Loan and Security Agreement

Dated as of May 17, 2007

between

EnteroMedics Inc. (“Borrower”)

and

Venture Lending & Leasing IV, Inc. (“VLL4”)

and

Venture Lending & Leasing V, Inc. (“VLL5”)

(each of VLL4 and VLL5, as “Lender”)

This is a Supplement identified in the document entitled Loan and Security Agreement dated as of May 17, 2007, between Borrower and Lender (the “Loan and Security Agreement”). All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Section 10 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement. In the event of any inconsistency between the provisions of that document and this Supplement, this Supplement is controlling.

The parties are entering into this single Supplement to the Loan and Security Agreement for convenience, and this Supplement is and shall be interpreted for all purposes as separate and distinct agreements between Borrower and VLL4, on the one hand, and Borrower and VLL5, on the other hand, and nothing in this Supplement shall be deemed a joint venture, partnership or other association between VLL4 and VLL5. Each reference in this Supplement to “Lender” shall mean and refer to each of VLL4 and VLL5, singly and independent of one another. Without limiting the generality of the foregoing, the Commitment, covenants and other obligations of “Lender” under the Loan and Security Agreement, as supplemented hereby, are several and not joint obligations of VLL4 and VLL5, and all rights and remedies of “Lender” under the Loan and Security Agreement, as supplemented hereby, may be exercised by VLL4 and/or VLL5 independently of one another.

In addition to the provisions of the Loan and Security Agreement, the parties agree as follows:

Part 1.—Additional Definitions:

“Commitment” means, as the context may require, the VLL4 Commitment or the VLL5 Commitment. Each Lender’s Commitment is several and not joint with the Commitment of the other Lender.

“Cash Equivalents” means, as of any date of determination, the following assets or rights of Borrower: (i) marketable direct obligations issued or unconditionally guaranteed by the United States government having maturities of not more than 12 months from the date of acquisition; and (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, and overnight bank deposits, in each case issued by a commercial bank organized under the laws of the United States or any state thereof which at the time of acquisition are rated A-1 or better by Standard & Poor’s Corporation (or equivalent), and not subject to any offset rights in favor of such bank arising from any banking relationship with such bank.

“Designated Rate” means, for each Growth Capital Loan, a fixed rate of interest per annum equal to the Prime Rate as published on the Business Day on which Lender prepares the Note for such Loan following Borrower’s submission of the Borrowing Request therefor, plus two percent (2.00%); provided, however, that in no event shall the Designated Rate for a Growth Capital Loan be less than ten and one-quarter of one percent (10.25%).

“Four Months’ Expenses” means, as of any date of determination the aggregate dollar amount of operating and other expenses paid and accrued and cash expended (without duplication) by Borrower during the four calendar months most recently ended.

“Growth Capital Loan” means any Loan requested by Borrower and funded by Lender under its Commitment for general corporate purposes of Borrower. Growth Capital Loans are sometimes referred to herein individually as a “Loan” or collectively as “Loans”.

“Interest-Only Rate”: The Interest-Only Rate for each Growth Capital Loan shall be a fixed rate of interest per annum equal to the Prime Rate as published on the Business Day on which Lender prepares the Note for such Loan, plus four and 23/100 percent (4.23%); provided, however, that in no event shall the Interest-Only Rate for a Growth Capital Loan be less than twelve and 48/100 percent (12.48%).

“Prime Rate” means the “prime rate” of interest, as published from time to time by The Wall Street Journal in the “Money Rates” section of its Western Edition newspaper.

“Terminal Payment”: Each Growth Capital Loan shall have a Terminal Payment equal to three and one-tenth of one percent (3.1%) of the original principal amount of such Loan.

“Termination Date”: The Termination Date is the earlier of: (i) the date Lender may terminate making Loans or extending other credit pursuant to the rights of Lender under Article 7 of the Loan and Security Agreement, or (ii)(A) with respect to the First Tranche of the Commitment, May 25, 2007; and (B) with respect to the Second Tranche of the Commitment, August 31, 2007.

“Threshold Amount” means Fifty Thousand Dollars ($50,000).

“Unrestricted Cash” means, as of any date of determination, Borrower’s cash on hand and Cash Equivalents which are not subject to a Lien of any Person other than Lender.

“VLL4 Commitment”: Subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement, VLL4 commits to make Growth Capital Loans to Borrower up to the aggregate original principal amount of Five Million Dollars ($5,000,000) for general corporate purposes. The VLL4 Commitment shall be divided into two equal tranches in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000) each, which shall be referred to herein as the “First Tranche” and the “Second Tranche”, respectively, of the VLL4 Commitment.

“VLL5 Commitment”: Subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement, VLL5 commits to make Growth Capital Loans to Borrower up to the aggregate original principal amount of Five Million Dollars ($5,000,000) for general corporate purposes. The VLL5 Commitment shall be divided into two equal tranches in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000) each, which shall be referred to herein as the “First Tranche” and the “Second Tranche”, respectively, of the VLL5 Commitment.

Part 2.—Additional Covenants and Conditions:

1. Commitment; Use of Proceeds; Limitations on Loans.

(a) Growth Capital Loans. Subject to the terms and conditions of the Loan and Security Agreement and this Supplement, Lender agrees to make Growth Capital Loans to Borrower from time to time from the Closing Date up to and including the applicable Termination Date in an aggregate original principal amount up to but not exceeding the then unfunded portion of Lender’s Commitment. Borrowing Request(s) for Growth Capital Loans shall be applied first to the First Tranche of Lender’s Commitment until either (i) the First Tranche has been fully utilized or (ii) the Termination Date of the First Tranche has occurred; then such Borrowing Request(s) for Growth Capital Loans shall be applied against the Second Tranche of Lender’s Commitment until either (i) the Second Tranche has been fully utilized or (ii) the Termination Date of the Second Tranche has occurred. The proceeds of each Growth Capital Loan shall be used by Borrower for general corporate purposes.

(b) Minimum Funding Amount. Except to the extent the remaining Commitment is a lesser amount, any Growth Capital Loans requested by Borrower to be made on a single Business Day shall be for a minimum aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000). Borrower shall not submit a Borrowing Request for Loans more frequently than once each calendar month.

(c) Repayment of Growth Capital Loans. Principal of and interest on each Growth Capital Loan shall be payable as set forth in a Note (substantially in the form of Exhibit “A” hereto) evidencing such Loan, which Note shall provide substantially as follows: principal and interest at the Designated Rate shall be fully amortized over a period of 30 months in equal, monthly installments, commencing after an initial 6-month period of interest-only, monthly payments. In particular, on the Borrowing Date applicable to the Growth Capital Loan evidenced by such Note, Borrower shall pay to Lender (i) if the Borrowing Date is not the first day of the month interest only at the Interest-Only Rate, in advance, on the outstanding principal balance of the Loan evidenced by such Note, for the period from such Borrowing Date through the last day of the calendar month in which such Borrowing Date occurs, and (ii) a first (1st) interest only installment at the Interest-Only Rate, in advance, on the outstanding principal balance of the Note for the ensuing month. Commencing on the first day of the second full month after the Borrowing Date, and continuing on the first day of the third through the sixth full months after the Borrowing Date, Borrower shall pay interest only at the Interest-Only Rate, in advance, on the outstanding principal balance of this Note for the ensuing month. Commencing on the first day of the seventh full calendar month after the Borrowing Date, and continuing on the first day of each consecutive calendar month thereafter, principal and interest at the Designated Rate shall be payable, in advance, in 30 equal consecutive installments in an amount sufficient to fully amortize the Loan evidenced by such Note. Borrower shall pay the Terminal Payment on the date of the last amortization payment.

2. Voluntary Prepayment. No Loan may be voluntarily prepaid except as provided in this Section 2. Borrower may voluntarily prepay all, but not less than all, Loans in whole, but not in part, at any time by tendering to Lender cash payment in respect of such Loans in an amount equal to: (i) all accrued and unpaid Basic Interest on such Loans as of the date of prepayment; (ii) the Terminal Payments on such Loans; and (iii) an amount equal to the undiscounted, total amount of all installment payments of principal and Basic Interest that would have accrued and been payable from the date of prepayment through the stated Maturity Date of the Loans had such Loans remained outstanding and been paid in accordance with the terms of the related Notes.

3. Subordination of Debt. During the term of the Loan and Security Agreement and until performance of all Obligations to Lender, Borrower shall not incur any Indebtedness for new borrowed money (except for Indebtedness permitted under Section 6.1 of the Loan and Security Agreement) after the date hereof unless approved by Lender and where the holder’s right to repayment of such Indebtedness, the priority of any Lien securing the same, and the rights of the holder thereof to enforce remedies against Borrower following default have been made subordinate to the Liens of Lender and the prior payment of the Obligations to Lender under the Loan Documents pursuant to a written subordination agreement approved by Lender in its sole discretion in writing, which agreement may provide that regularly scheduled payments of accrued interest on such subordinated Indebtedness may be paid by Borrower and retained by the holder so long as no Event of Default has occurred.

4. Issuance of Warrants.

(a) As additional consideration for the making of its Commitment, VLL4 or its assignee has earned and shall have received, upon the execution hereof and as a condition to the initial Loan, a warrant instrument issued by Borrower (the “VLL4 Warrant”), initially exercisable for 309,231 fully paid and nonassessable shares of Borrower’s Series C Preferred Stock at an initial exercise price of $0.8893 per share (the “Stock Purchase Price”); provided, however, that such initial number of shares of Series C Preferred Stock issuable under the VLL4 Warrant at the Stock Purchase Price shall be increased automatically from time to time by that number of additional shares determined by dividing (i) the product of (A) 0.055 and (B) the aggregate original principal amount of the Growth Capital Loans funded by VLL4 by (ii) the Stock Purchase Price.

(b) As additional consideration for the making of its Commitment, VLL5 or its assignee has earned and shall have received, upon the execution hereof and as a condition to the initial Loan, a warrant instrument issued by Borrower (the “VLL5 Warrant” and together with the VLL4 Warrant, the “Warrants”), initially exercisable for 309,231 fully paid and nonassessable shares of Borrower’s Series C Preferred Stock at an initial exercise price per share equal to the Stock Purchase Price; provided, however, that such initial number of shares of Series C Preferred Stock issuable under the VLL5 Warrant at the Stock Purchase Price shall be increased automatically from time to time by that number of additional shares determined by dividing (i) the product of (A) 0.055 and (B) the aggregate original principal amount of the Growth Capital Loans funded by VLL5 by (ii) the Stock Purchase Price.

(c) The Warrants shall be in substantially the form attached hereto as Exhibit “E” and immediately vested and exercisable at any time and from time to time through August 31, 2014. The foregoing exercise price per share and number of shares issuable upon exercise of the Warrants shall also be subject to adjustment as provided in the Warrants. The Warrants shall include piggyback and S-3 registration rights, anti-dilution protections reasonably satisfactory to Lender and equivalent to those rights and protections granted to the holders of Borrower’s Series C Preferred Stock, and shall remain exercisable beyond any public offering of Borrower’s securities or merger transaction. Borrower acknowledges that: (i) VLL4 has assigned its rights to receive the VLL4 Warrant to its parent, Venture Lending & Leasing IV, LLC; and (ii) VLL5 has assigned its rights to receive the VLL5 Warrant to its parent, Venture Lending & Leasing V, LLC. In connection therewith, Borrower shall issue the VLL4 Warrant directly to Venture Lending & Leasing IV, LLC, and Borrower shall issue the VLL5 Warrant directly to Venture Lending & Leasing V, LLC. Upon request of Borrower, Lender shall furnish to Borrower a copy of the agreement in which Lender assigned its Warrant to its parent.

5. Lien on Intellectual Property. In reliance on Borrower’s covenant in Section 6.2 of the Loan and Security Agreement to keep all of its Intellectual Property assets free and clear of Liens other than as set forth in Section 6.2, Lender has agreed initially to exclude Intellectual Property from the Collateral over which Borrower has granted to Lender a Lien to secure the Obligations. Borrower agrees that if at any time the ratio of its Unrestricted Cash to Four Months’ Expenses is less than one-to-one (1:1), then the definition of Collateral in Article 10 of the Loan and Security Agreement shall be automatically and immediately, without any further action or writing required by the parties, amended to delete the final proviso thereof, such that all of Borrower’s Intellectual Property then owned and thereafter arising or acquired becomes part of the Collateral for all purposes of the Loan and Security Agreement. In the event the definition of Collateral has been amended as set forth in this Section 5 and no Event of Default has occurred and is then continuing, Borrower shall be able to continue to license, exclusively and non-exclusively, its Intellectual Property to other Persons in the ordinary course of its business, on terms consistent with industry practice, for fair consideration and with the consent of Borrower’s Board of Directors. Borrower and Lender agree to execute and deliver, at Borrower’s sole cost and expense, all documents and instruments necessary to perfect such Lien when it is created, including an Intellectual Property Security Agreement, substantially the form attached hereto as Exhibit “D”. For clarity, the Intellectual Property Security Agreement will not be executed and delivered until such time as the Lender’s security interest includes Intellectual Property in accordance with the terms of this Section 5. Lender agrees that if at any time after its security interest includes Intellectual Property the ratio of Borrower’s Unrestricted Cash to Four Months’ Expenses is greater than one-to-one (1:1) then the Lender’s Lien as to that portion of the Collateral consisting of Intellectual Property shall be automatically and immediately, without any further action or writing required by the parties, released and the definition of Collateral in Article 10 of the Loan and Security Agreement shall be automatically and immediately, without any further action or writing required by the parties, amended to restate the final proviso thereof, such that the Collateral shall no longer include Borrower’s Intellectual Property (subject to further amendment if at any time after such restatement the ratio of its Unrestricted Cash to Four Months’ Expenses is less than one-to-one (1:1)).

6. Forbearance of Exercise of Remedies Against Intellectual Property.

(a) Notwithstanding anything to the contrary contained in Article 7 and 8 of the Loan and Security Agreement or elsewhere in the Loan Documents, following the occurrence and during the continuance of an Event of Default, other than an Event of Default under Section 7.1(c) of the Loan and Security Agreement involving a voluntary Insolvency Proceeding or dissolution of Borrower or termination of Borrower’s business, or an Event of Default under Section 7.1(f) or (h) of the Loan and Security Agreement, if at such time Lender has a Lien on Intellectual Property pursuant to Section 5 above, Lender agrees to forbear from selling, leasing, licensing or otherwise disposing of any Collateral comprising Intellectual Property for a period of up to sixty (60) days after the occurrence of such Event of Default (such period being referred to herein as a “Forbearance Period”), provided that at all times during the Forbearance Period:

(i)	Borrower shall continue to have a duly constituted and acting board of directors, and executive management working on a full time basis for Borrower;

(ii)	Borrower is able to demonstrate to the reasonable satisfaction of Lender that Borrower is exercising on a continuous and diligent basis reasonable commercial efforts to consummate a financing or other transaction that will enable it to satisfy and discharge its Obligations to Lender;

(iii)	Borrower shall cooperate with Lender in its exercise of rights under Sections 5.3(a)(i), 5.3(b) and 5.9(a) of the Loan and Security Agreement;

(iv)	No Insolvency Proceeding is commenced by or against Borrower; and

(v)	No Person who holds or acquires a Lien on or against all or any material portion of Borrower’s Intellectual Property actually exercises foreclosure or similar remedies against such property.

Subject to paragraph (b) below, upon the failure of Borrower to comply with any of the conditions described in clauses (i) through (v) above, the Forbearance Period shall immediately and automatically terminate and Lender may thereupon commence, continue and complete any exercise of its rights and remedies against Intellectual Property Collateral, all as provided in the Loan Documents and under applicable law.

(b) If during the Forbearance Period, Lender proposes or arranges a private or public sale of all or a material portion of the Intellectual Property Collateral (which sale shall not be consummated during the Forbearance Period), Lender shall give notice of such proposed sale to Borrower, including notice of the minimum price to be paid or bid in such sale. If Borrower’s Board of Director determines in good faith that the proposed sale would not be commercially reasonable, then Borrower may, within ten (10) Business Days of receipt of the initial notice from Lender, deliver a written objection, following which the parties agree to meet promptly and to confer in good faith to resolve any disagreements as to value or the proposed sale. Unless the parties have otherwise agreed as a result of such meet-and-confer, Borrower shall obtain, at its sole expense, within sixty (60) days after the initial notice from Lender, a written appraisal of the orderly liquidation value of the Intellectual Property, prepared by a recognized, independent appraiser with experience evaluating similar types of property (in which event, the sixty (60)-day limitation on the Forbearance Period shall be extended if, and only as, necessary to afford Borrower the full sixty (60) days to obtain such appraisal). If such appraisal is not timely delivered, or if the value concluded by the independent appraisal is not more than one hundred twenty percent (120%) of the minimum price or bid in any transaction proposed by Lender for the same Intellectual Property Collateral, then Lender may proceed with the proposed transaction (but not sooner than one hundred twenty (120) days after the occurrence of an Event of Default unless Borrower approves otherwise) on price terms not materially more favorable to the transferee than originally proposed by Lender. If the value concluded by the independent appraisal is more than one hundred twenty percent (120%) of the minimum price or bid in any transaction proposed by Lender, then the sixty (60)-day limitation on the Forbearance Period (as may have been extended for the appraisal as aforesaid) shall be extended and the parties shall cooperate with one another to realize the higher valuation, provided that if the Forbearance Period (as so extended) terminates for any reason other than that set forth in clause (ii) of paragraph (a) above, Lender may thereupon commence, continue and complete any exercise of its rights and remedies against Intellectual Property

Collateral, all as provided in the Loan Documents and under applicable law, and in all events, Lender shall be free to enforce such rights and remedies and complete one or more sales or other dispositions of the Intellectual Property after the earlier of (i) one hundred eighty (180) days after the occurrence of the Event of Default, or (ii) one hundred twenty (120) days after the delivery of the appraisal report to Borrower.

(c) At any time during the Forbearance Period, Lender will discontinue and forbear from enforcing its rights and remedies against the Collateral upon tender to Lender by Borrower or by another Person for its account all amounts payable under Section 2 of Part 2 hereunder.

7. Completion of Due Diligence; Payment and Disposition of Commitment Fee. As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, Lender shall have completed to its satisfaction its due diligence review of Borrower’s business and financial condition and prospects, and Lender’s investment committee shall have approved its Commitment. If this condition is not satisfied, the One Hundred Thousand Dollars ($100,000) commitment fee (the “Commitment Fee”) previously paid by Borrower shall be refunded. Each Lender agrees that with respect to each Growth Capital Loan advanced by it under its Commitment, on the Borrowing Date applicable to such Loan, such Lender shall credit against the payments due from Borrower on such date in respect of such Loan an amount equal to the product of Fifty Thousand Dollars ($50,000) and a fraction the numerator of which is the principal amount of such Loan and the denominator of which is Five Million Dollars ($5,000,000), until the aggregate amount of such credits by such Lender equals but does not exceed Fifty Thousand Dollars ($50,000). Except as set forth in this section, the Commitment Fee is not refundable.

8. Debits to Account for ACH Transfers. For purposes of Section 2.2 and 5.10 of the Loan and Security Agreement, Borrower’s Primary Operating Account is:

Wells Fargo Bank
430 N. Wabasha St., Suite 302, St. Paul, MN 55101
Routing No.: xxxxx
Account No.: xxxxx
For Further Credit to: EnteroMedics Inc.
Contact: Charlie Roehl
Phone: 651-205-9658
Email: Charles.Roehl@wellsfargo.com

Loans will be advanced to the account specified above and payments will be automatically debited from the same account.

9. Documentation Fee Payment. Pursuant to Section 9.8(a) of the Loan and Security Agreement, Borrower shall pay to Lender, on demand, Lender’s reasonable and actual attorneys’ fees, costs and expenses incurred and expended in connection with the preparation and negotiation of the Loan Documents, and shall reimburse Lender for Lender’s out-of-pocket costs of perfecting its Liens against Collateral.

Part 3.—Additional Representations:

Borrower represents and warrants that as of the Closing Date and each Borrowing Date:

a)	Its chief executive office is located at: 2800 Patton Road, St. Paul, MN 55113.

b)	Its Equipment is located at: same as above.

c)	Its Inventory is located at: same as above.

d)	Its Records are located at: same as above.

e)	In addition to its chief executive office, Borrower maintains offices or operates its business at the following locations: None.

f)	Other than its full corporate name, Borrower has conducted business using the following trade names or fictitious business names: Beta Medical.

g)	Borrower’s Delaware state corporation I.D. number is 3832130.

h)	Borrower’s federal tax identification number is 48-1293684.

i)	Borrower’s Other Deposit and Investment Accounts: In addition to Borrower’s Primary Operating Account at Wells Fargo Bank identified above, Borrower maintains to following other deposit and investment accounts:

1.	Institution: Wells Fargo Institutional Brokerage & Sales
Address: 608 Second Avenue North, 10th Floor, Minneapolis, MN 55479-0145
Account Type: securities
Account No.: xxxxx
Contact: Shale Nyberg
Phone: 612-667-4659
Email: shale.a.nyberg@wellsfargo.com

2.	Institution: Silicon Valley Bank Asset Management
Address: 185 Berry Street, Lobby 1, Suite 3000, San Francisco, CA 94107
Account type: securities
Account No.: xxxxx
Contact: Sonia Calvo
Phone: 415-512-4267
Email: scalvo@svb.com

Part 4.—Additional Loan Documents:

Form of Note	Exhibit “A”
Form of Borrowing Request	Exhibit “B”
Form of Compliance Certificate	Exhibit “C”
Form of Intellectual Property Security Agreement	Exhibit “D”
Form of Warrant	Exhibit “E”
Form of Legal Opinion	Exhibit “F”

[Signature page follows.]

[Signature Page to Supplement to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

BORROWER:

ENTEROMEDICS INC.

	By:	/s/ Mark B. Knudson
	Name:	Mark B. Knudson
	Title:	President & CEO

Address for Notices:	Attn:	Mark B. Knudson
2800 Patton Road
St. Paul, MN 55113
	Fax #:	651-789-2758

LENDER:

VENTURE LENDING & LEASING IV, INC.

	By:	/s/ Ronald W. Swenson
	Name:	Ronald W. Swenson
	Title:	CEO

Address for Notices:	Attn:	Chief Financial Officer
2010 North First Street, Suite 310
San Jose, California 95131
	Fax #:	(408) 436-8625

LENDER:

VENTURE LENDING & LEASING V, INC.

	By:	/s/ Ronald W. Swenson
	Name:	Ronald W. Swenson
	Title:	CEO

Address for Notices:	Attn:	Chief Financial Officer
2010 North First Street, Suite 310
San Jose, California 95131
	Fax #:	(408) 436-8625

EXHIBIT “A”

FORM OF PROMISSORY NOTE

(Growth Capital Loans)

[Note No. X-XXX]

$	, 2004

San Jose, California

The undersigned (“Borrower”) promises to pay to the order of VENTURE LENDING & LEASING [IV/V], INC., a Maryland corporation (“Lender”), at its office at 2010 North First Street, Suite 310, San Jose, California 95131, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of                      Dollars ($            ), with Basic Interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a fixed rate per annum equal to [the Prime Rate (as defined in the Loan Agreement referred to below) as published on the Business Day on which Lender prepares this Note following Borrower’s submission of the Borrowing Request therefor, plus 2.00% but not less than 10.25%) (the “Designated Rate”), except as otherwise provided herein, according to the payment schedule described herein, and a Terminal Payment in the sum of [3.10% of face amount of Loan] Dollars ($            ) payable on the Maturity Date.

This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement dated as of May     , 2007, between Borrower and Lender (as amended, restated and supplemented from time to time, the “Loan Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

Principal of and interest on this Note shall be payable as follows:

On the Borrowing Date, Borrower shall pay [if the Borrowing Date is not the first day of the month interest at a rate equal to [the Prime Rate as published on the Business Day on which Lender prepares this Note plus 4.23%, but in no event less than 12.48%], in advance, on the outstanding principal balance of this Note for the period from the Borrowing Date through     [the last day of the same month]        ; and (ii)] interest only at a rate equal to [the Prime Rate as published on the Business Day on which Lender prepares this Note plus 4.23%, but in no event less than 12.48%] (the “Interest-Only Rate”) in advance, on the outstanding principal balance of this Note in the amount of $             for the month of [date of first regular interest only payment].

Commencing on the first day of the second full month after the Borrowing Date, and continuing on the first day of the third through the sixth full months after the Borrowing Date, Borrower shall make payments, in advance, of interest only at the Interest-Only Rate on the principal balance outstanding hereunder in the amount of $             each.

Commencing on the first day of the seventh full month after the Borrowing Date, and continuing on the first day of each consecutive month thereafter, principal and Basic Interest at the Designated Rate shall be payable, in advance, in thirty (30) equal consecutive installments of                      Dollars ($            ) each. The Terminal Payment and unpaid expenses, fees, interest and principal amount shall be due and payable on                      200    .]

This Note may be voluntarily prepaid only as permitted under Section 2 of Part 2 of the Supplement to the Loan Agreement.

Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate. Borrower shall pay such interest on demand.

Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

If Borrower is late in making any payment under this Note by more than five (5) Business Days, Borrower agrees to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

This Note shall be governed by, and construed in accordance with, the laws of the State of California, without regard to its conflict of laws provisions.

ENTEROMEDICS INC.

By:
Name:
Its:

EXHIBIT “B”

FORM OF BORROWING REQUEST

[Date]

Venture Lending & Leasing [IV/V], Inc.

2010 North First Street, Suite 310

San Jose, CA 95131

Re:	EnteroMedics Inc.

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement dated as of May     , 2007 (as amended, restated and supplemented from time to time, the “Loan Agreement”, the capitalized terms used herein as defined therein), between Venture Lending & Leasing [IV/V], Inc. (“Lender”) and EnteroMedics Inc. (the “Company”).

The undersigned is the                      of the Company, and hereby requests on behalf of the Company a Loan under the Loan Agreement, and in that connection certifies as follows:

1. The amount of the proposed Loan is                      and     /100 Dollars ($            ). The Borrowing Date of the proposed Loan is                     , 200    .

2. As of this date, no Default or Event of Default has occurred and is continuing, or will result from the making of the proposed Loan, the representations and warranties of the Company contained in Article 3 of the Loan Agreement are true and correct in all material respects, and the conditions precedent described in Article 4 of the Loan Agreement have been met.

3. No event that has had or could reasonably be expected to have a Material Adverse Change has occurred.

4. The Company’s most recent financial projections dated                     , as approved by the Company’s Board of Directors on                     , are enclosed herewith unless such financial projections have been previously furnished to Lender.

The Company shall notify you promptly before the funding of the Loan if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date.

Very truly yours,

EnteroMedics Inc.

Name:
Title:*

*	Must be executed by Company’s Chief Financial Officer or other executive officer.

EXHIBIT “C”

COMPLIANCE CERTIFICATE

Venture Lending & Leasing [IV/V], Inc.

2010 North First Street, Suite 310

San Jose, CA 95131

Re:	EnteroMedics Inc.

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement dated as of May     , 2007 (as amended, restated and supplemented from time to time, the “Loan Agreement”, the capitalized terms used herein as defined therein), between Venture Lending & Leasing [IV/V], Inc. and EnteroMedics Inc. (the “Company”).

The undersigned authorized representative of the Company hereby certifies that in accordance with the terms and conditions of the Loan Agreement, (i) no Event of Default has occurred and is continuing as of the date hereof, and (ii) the Company is in complete compliance for the financial reporting period ending                      with all required financial reporting and financial tests under the Loan Agreement, except as noted below. Attached herewith are the required documents supporting the foregoing certification. The undersigned further certifies that the accompanying financial statements have been prepared in accordance with Generally Accepted Accounting Principles (except for the omission of footnotes on the unaudited Interim Financial Statements), and are consistent from one period to the next, except as explained below.

Indicate compliance status by circling Yes/No under “Complies”

REPORTING REQUIREMENT	REQUIRED	COMPLIES
Interim Financial Statements	Monthly within 30 days	YES / NO
Audited Financial Statements	FYE within 180 days	YES / NO

Ratio of Unrestricted Cash to Four Months’ Expenses:

(i) Unrestricted Cash as of             :

(ii) Four Months’ Expenses for the 4 months ended             :

(iii) Ratio of (i) to (ii):              [if less than 1:1, then Lien against IP springs]

Date of most recent Board-approved

budget/plan

Any change in budget/plan since version most recently delivered to Lender	YES* / NO

*	if “YES” then please attach

ACCOUNT CONTROL AGREEMENTS

Pursuant to Section 6.11 of the Loan Agreement, Company represents and warrants that: (i) as of the date hereof, it maintains only those Deposit Accounts and investment/securities accounts set forth below; and (ii) a control agreement has been executed and delivered to Lender with respect to each such account [Note: If the Company has established any new account(s) since the date of the last compliance certificate, please so indicate].

Deposit Accounts

	Name of Institution	Account Number	Control Agt. In place?	Complies	New Account
1.)			YES / NO	YES / NO	YES / NO

2.)			YES / NO	YES / NO	YES / NO

3.)			YES / NO	YES / NO	YES / NO

4.)			YES / NO	YES / NO	YES / NO

Investment Accounts

	Name of Institution	Account Number	Control Agt. In place?	Complies	New Account
1.)			YES / NO	YES / NO	YES / NO

2.)			YES / NO	YES / NO	YES / NO

3.)			YES / NO	YES / NO	YES / NO

4.)			YES / NO	YES / NO	YES / NO

EXPLANATIONS

Please provide the following information regarding the Company’s financing:

Date of Last Round Raised:

Has there been any new financing since the last Compliance Certificate submitted?	YES /NO

If “YES” please complete information below and attach a copy of the Capitalization Table

Date Closed:                      Series:                      Per Share Price: $

Amount Raised:          Post Money Valuation:

Any stock splits since date of last report?	YES /NO

If yes, please provide any information on stock splits which would affect valuation:

Any dividends since date of last report?	YES / NO

If yes, please provide any information on dividends which would affect valuation:

Any unusual terms? (ie. Anti-dilution, multiple preference, etc.)

If yes, please explain:

Very truly yours,

ENTEROMEDICS INC.

Name:
Title:*

*	Must be executed by Company’s Financial Officer or other executive officer.

EXHIBIT “D”

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

EXHIBIT “E”

FORM OF WARRANT

EXHIBIT “F”

FORM OF LEGAL OPINION